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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55976) pertaining to the STERIS Corporation 401(k) Plan and Trust of our report dated July 9, 1997, with respect to the financial statements and schedules of the STERIS Corporation 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                              Ernst & Young LLP

Cleveland, Ohio
July 9, 1997


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                                   SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Plan has duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.

                               STERIS Corporation 401(k) Plan and Trust

Dated:  July 15, 1997          By:    /s/ LAURA L. WEIEN
        -------------             --------------------------------------
                                      Laura L. Weien
                                      Treasurer